                                                                     Exhibit 5.1

                       FEDER, KASZOVITZ, ISAACSON, WEBER,
                            SKALA, BASS & RHINE, LLP
                              750 Lexington Avenue
                               New York, NY 10022
                               Tel: (212) 888-8200
                               Fax: (212) 888-7776

                                                                   June 19, 2006

Board of Directors
Ortec International, Inc.
3960 Broadway
New York, New York 10032

Gentlemen:

                  We have acted as counsel for Ortec International, Inc., a
Delaware corporation (the "Company"), in connection with the preparation and filing by the Company of a registration statement on Form SB-2 (the
"Registration Statement"), under the Securities Act of 1933, as amended (the
"Securities Act"), relating to the public offering of 201,407,495 shares of the
Company's common stock, par value $0.001 per share, being offered by certain selling stockholders identified under the heading "Selling Stockholders" in the prospectus included as part of the Registration Statement. The 201,407,495 shares offered by the selling stockholders are, in this opinion, collectively referred to as the "Shares".

                  We have examined the Registration Statement, originals or
copies, certified or otherwise identified to our satisfaction, of the Company's certificate of incorporation and by-laws, records of corporate proceedings, including minutes of meetings and written consents of the Company's Board of
Directors and stockholders, certificates of public officials and officers and authorized representatives of the Company, and such other certificates, instruments and documents, and we have made such examination of law, as we have deemed necessary to render the opinion expressed below. In such examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals and conformity to authentic originals of all documents submitted to us as copies thereof.

     Based on the foregoing, we are of the opinion that all of the 201,407,495
Shares qualified by the Registration Statement for sale in the public securities markets by the Selling Stockholders have been duly authorized and

     (a) 47,442,080 of such Shares have been validly issued and are fully paid and non-assessable;

     (b) 23,794,461 of such Shares will, upon conversion of outstanding shares of the Company's Series D Convertible Preferred Stock, be validly issued, fully paid and non-assessable; and

     (c) 32,386,665 of such Shares will, upon conversion of outstanding shares of the Company's Series E Convertible Preferred Stock, be validly issued, fully paid and non-assessable; but only if the Board of Directors of the Company, pursuant to authorization by the Company's stockholders, effects prior to
September 30, 2006, a reverse split of the Company's common stock of not less than one share for each five shares outstanding, and

     (d) 81,590,957 of such Shares will, upon the exercise of the Series H,
Series F, Series E, Series C, Series B-1, Series B-2 and other warrants and payment of the warrant exercise prices, be validly issued, fully paid and non-assessable, except that with respect to 5,667,344 of the shares issuable upon exercise of the Series H warrants, only if the Board of Directors of the
Company, pursuant to authorization by the Company's stockholders, effects prior to September 30, 2006, a reverse split of the Company's common stock of not less than one share for each five shares outstanding.

     (e)  8,096,666  of such  Shares  will be  validly  issued,  fully  paid and non-assessable  only if, (i) and to the extent  that the  Company is required to issue more than 5,000 shares of its common stock for one share of the  Company's
Series E  Convertible  Preferred  Stock that is converted  and (ii) the Board of
Directors  of  the  Company,   pursuant  to   authorization   by  the  Company's
stockholders,  effects  prior to  September  30,  2006,  a reverse  split of the
Company's  common  stock  of not less  than  one  share  for  each  five  shares outstanding.

     (f) 8,096,666 will be validly  issued,  fully paid and  non-assessable  but only if, (i) and to the extent  that,  the  Company  is  required  to issue such shares  pursuant  to the  anti-dilution  provisions  of the  Company's  Series H
warrants  and  (ii)  the  Board  of  Directors  of  the  Company,   pursuant  to
authorization  by the  Company's  stockholders,  effects  prior to September 30,
2006, a reverse split of the  Company's  common stock of not less than one share for each five shares outstanding.

                  We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to this firm under the caption the "Legal Matters" in the Registration Statement.

                                      Very truly yours,

                                      /s/ Feder Kaszovitz Isaacson
                                      Weber Skala Bass & Rhine, LLP
                                      FEDER KASZOVITZ ISAACSON
                                      WEBER SKALA BASS & RHINE, LLP

                                                                                                                                                                                                                                Exhibit 21

List of subsidiaries:

1. Orcel, LLC - a limited liability company formed in Delaware.

2. Hapto Biotech, Inc. - incorporated in Delaware.

3. Hapto Biotech (Israel) Ltd. - incorporated in Israel.